PRESS RELEASE FOR	EAGLE BANCORP, INC.
IMMEDIATE RELEASE	CONTACT:
Eric R. Newell
April 24, 2024	240.497.1796
EAGLE BANCORP, INC. ANNOUNCES RESULTS OF OPERATIONS FOR FIRST QUARTER 2024

BETHESDA, MD, Eagle Bancorp, Inc. (the "Company") (NASDAQ: EGBN), the parent company of EagleBank (the "Bank"), today announced a net loss of $338 thousand for the first quarter 2024, compared to net income of $20.2 million for the fourth quarter 2023 (the "prior quarter"). Net loss was $(0.01) per share (diluted) for the first quarter 2024, compared to net income of $0.67 per share (diluted) for the prior quarter. Pre-provision net revenue ("PPNR")1, a non-GAAP financial measure, was $38.3 million for the first quarter 2024, compared to $38.8 million for the prior quarter.
The $20.6 million decrease from earnings in the prior quarter was attributable to a $20.7 million increase in provision for credit losses, due primarily to an updated valuation for a commercial real estate ("CRE") office property collateralizing a lending relationship that was partially charged-off in the first quarter 2024. The provision for credit losses was $35.2 million for the first quarter 2024, comprising the impact of the updated valuation and an increase in the office allowance for credit losses ("ACL") coverage ratio.
Susan G. Riel, President and Chief Executive Officer of the Company, commented, "Our results for the quarter showcased the strong fundamentals of our business, evidenced by the stability in our pre-provision net revenue, our growing reserve for credit losses, and our strong capital levels. The quarter showcased the progress we are making towards achieving our strategic objectives of enhancing the diversification of our deposits, growing the commercial lending team, and proactively managing our office portfolio."
Ms. Riel continued, "I am pleased that we are being proactive in addressing our challenges while always maintaining a trusted brand and franchise in our community. I am excited about the prospects of EagleBank and its ability to serve our communities and customers for years to come."
Eric R. Newell, Chief Financial Officer of the Company said, "Our operational performance remained stable over the last twelve months, and we are proud to have increased our deposits by over $1.0 billion and our loans by over $245.0 million over the last year. With these solid operating results, and our strong capital position evidenced by our common equity and tangible common equity1 ratios exceeding 10%, we are well positioned to continue executing on our strategic priorities."
Ms. Riel added, "The EagleBank team continues to serve our customers and communities, showing tenacity and commitment through a challenging operating environment. I thank all of our employees for their hard work and dedication. Additionally, we remain committed to a Relationship First culture of respect, diversity and inclusion in both the workplace and the communities we serve."
1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures that accompany this document.

First Quarter 2024 Highlights
•Net loss was $338 thousand for the first quarter 2024, compared to net income of $20.2 million in the prior quarter, with PPNR of $38.3 million for the first quarter 2024, compared to $38.8 million for the prior quarter.
•The ACL as a percentage of total loans was 1.25% at quarter-end; up from 1.08% at the prior quarter-end. Performing office coverage2 was 3.67% at quarter-end; as compared to 1.91% at the prior quarter-end.
•The net interest margin ("NIM") remained steady at 2.43% for the first quarter 2024, compared to 2.45% for the prior quarter.
•The Company declared a quarterly dividend of $0.45 per share.
•At quarter-end, the common equity ratio, tangible common equity ratio, and common equity tier 1 capital (to risk-weighted assets) ratio were 10.85%, 10.03%, and 13.80%, respectively.
•Loans at quarter-end were $8.0 billion, up $14.0 million, or 0.2%, from the prior quarter-end.
•Deposits at quarter-end were $8.5 billion, down $306.6 million, or 3.5%, from the prior quarter-end. The decrease was primarily attributable to anticipated seasonality in deposits from tax payments. Deposits have increased over $1.0 billion as compared to March 31, 2023.
•Total estimated insured deposits at quarter-end were $6.2 billion, or 72.4% of deposits. Total on-balance sheet liquidity and available capacity was $2.9 billion at quarter-end.
Income Statement
•Net interest income was $74.7 million for the first quarter 2024, compared to $73.0 million for the prior quarter. The increase in net interest income was primarily driven by an increase in the average balances of deposits held with other banks and yields on the loan portfolio.
•Provision for credit losses was $35.2 million for the first quarter 2024, compared to $14.5 million for the prior quarter. The increase in the provision was primarily driven by an updated valuation for a CRE office property collateralizing a lending relationship that was partially charged off in the first quarter 2024 due to an updated appraisal. In addition, there was an increase in the provision primarily attributable to the increase in the office ACL coverage ratio.
•Noninterest income was $3.6 million for the first quarter 2024, compared to $2.9 million for the prior quarter. The primary driver for the increase was market value adjustments on our derivative book.
•Noninterest expense was $40.0 million for the first quarter 2024, compared to $37.1 million for the prior quarter. The increase over the comparative quarters was primarily due to increased salaries and employee benefits expenses in connection with first quarter seasonality and related payroll tax increases in the first quarter 2024, along with higher Federal Deposit Insurance Corporation ("FDIC") fees.
Loans and Funding
•Total loans were $8.0 billion at March 31, 2024, up 0.2% from the prior quarter-end. The increase in total loans was driven by increased fundings of ongoing construction projects for commercial and residential properties, partially offset by a reduction in CRE loans from quarter-end to the prior quarter-end.
2 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total loans.

At March 31, 2024, income-producing commercial real estate loans secured by office properties other than owner-occupied properties were 11.2% of the total loan portfolio at principal, down from 11.9% at the prior quarter-end.
•Total deposits were $8.5 billion at March 31, 2024, down 3.5% from the prior quarter-end. The decrease was primarily attributable to seasonality in deposits from tax payments.
•Borrowings were $1.7 billion at March 31, 2024, up 21.9% from the prior quarter-end due primarily to net fundings on the Company's secured borrowing lines.
Asset Quality
•Allowance for credit losses was 1.25% of total loans at March 31, 2024, compared to 1.08% at the prior quarter-end. Performing office coverage was 3.67% at quarter-end; as compared to 1.91% at the prior quarter-end.
Net charge-offs were $21.4 million for the quarter.
•Nonperforming assets were $92.3 million at March 31, 2024.
◦NPAs as a percentage of assets were 0.79% at March 31, 2024, compared to 0.57% at the prior quarter-end. At March 31, 2024, other real estate owned consisted of four properties with an aggregate carrying value of $773 thousand.
◦Loans 30-89 days past due were $31.1 million at March 31, 2024, up from $13.6 million at the prior quarter-end attributed to two relationships; one has since been brought current and the other as posing a limited risk of loss.
Capital
•Total shareholders' equity was $1.3 billion at March 31, 2024, down 1.2% from the prior quarter-end. The decrease in shareholders' equity of $14.9 million was primarily from reduced valuations of available-for-sale securities and a decline in retained earnings.
•Book value per share was $41.72, down $0.86 from the prior quarter-end.
•Tangible book value per share1 was $38.26, down $0.82 from the prior quarter-end.
Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended March 31, 2024 as compared to the three months ended December 31, 2023 and March 31, 2023, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the SEC.
About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, diversity, equity and inclusion in both its workplace and the communities in which it operates.
Conference call: Eagle Bancorp will host a conference call to discuss its first quarter 2024 financial results on Thursday, April 25, 2024 at 10:00 a.m. Eastern Time.
The listen-only webcast can be accessed at:
•https://edge.media-server.com/mmc/p/ubgqftw2/

•For analysts who wish to participate in the conference call, please register at the following URL:
https://register.vevent.com/register/BI92527acbd31b4c4fbe973b59797f475f
•A replay of the conference call will be available on the Company's website through May 9, 2024: https://www.eaglebankcorp.com/
Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market (including volatility in interest rates and interest rate policy; the current high inflationary environment; competitive factors) and other conditions (such as the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance, and nothing contained herein is meant to or should be considered and treated as earnings guidance of future quarters' performance projections. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Eagle Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Interest Income
Interest and fees on loans	$137,994	$135,964	$120,850
Interest and dividends on investment securities	12,680	13,142	13,545
Interest on balances with other banks and short-term investments	24,862	18,230	5,774
Interest on federal funds sold	66	85	78
Total interest income	175,602	167,421	140,247
Interest Expense
Interest on deposits	79,383	78,239	48,954
Interest on customer repurchase agreements	315	272	302
Interest on borrowings	21,206	15,918	15,967
Total interest expense	100,904	94,429	65,223
Net Interest Income	74,698	72,992	75,024
Provision for Credit Losses	35,175	14,490	6,164
Provision for (Reversal of) Credit Losses for Unfunded Commitments	456	(594)	848
Net Interest Income After Provision For (Reversal of) Credit Losses	39,067	59,096	68,012

Noninterest Income
Service charges on deposits	1,699	1,688	1,510
Gain on sale of loans	—	23	305
Net gain (loss) on sale of investment securities	4	3	(21)
Increase in cash surrender value of bank-owned life insurance	703	687	655
Other income	1,183	493	1,251
Total noninterest income	3,589	2,894	3,700
Noninterest Expense
Salaries and employee benefits	21,726	18,416	24,174
Premises and equipment expenses	3,059	2,967	3,317
Marketing and advertising	859	1,071	636
Data processing	3,293	3,436	3,099
Legal, accounting and professional fees	2,507	2,722	3,254
FDIC insurance	6,412	4,444	1,486
Other expenses	2,141	4,042	4,618
Total noninterest expense	39,997	37,098	40,584
Income Before Income Tax Expense	2,659	24,892	31,128
Income Tax Expense	2,997	4,667	6,894
Net (Loss) Income	$(338)	$20,225	$24,234

(Loss) Earnings Per Common Share
Basic	$(0.01)	$0.68	$0.78
Diluted	$(0.01)	$0.67	$0.78

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)
	March 31,	December 31,	March 31,
	2024	2023	2023
Assets
Cash and due from banks	$10,076	$9,047	$9,940
Federal funds sold	11,343	3,740	3,746
Interest-bearing deposits with banks and other short-term investments	696,453	709,897	159,078
Investment securities available-for-sale at fair value (amortized cost of $1,613,659, $1,668,316, and $1,763,371, respectively, and allowance for credit losses of $17, $17 and $31, respectively)	1,445,034	1,506,388	1,582,185
Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $1,957, $1,956 and $2,008, respectively (fair value of $878,159, $901,582 and $965,786, respectively)	1,000,732	1,015,737	1,075,303
Federal Reserve and Federal Home Loan Bank stock	54,678	25,748	79,134
Loans held for sale	—	—	6,488
Loans	7,982,702	7,968,695	7,737,676
Less: allowance for credit losses	(99,684)	(85,940)	(78,377)
Loans, net	7,883,018	7,882,755	7,659,299
Premises and equipment, net	9,504	10,189	12,929
Operating lease right-of-use assets	17,679	19,129	23,060
Deferred income taxes	87,813	86,620	89,117
Bank-owned life insurance	113,624	112,921	111,217
Goodwill and intangible assets, net	104,611	104,925	104,226
Other real estate owned	773	1,108	1,962
Other assets	177,310	176,334	171,183
Total Assets	$11,612,648	$11,664,538	$11,088,867
Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand	$1,835,524	$2,279,081	$2,247,706
Interest-bearing transaction	1,207,566	997,448	907,637
Savings and money market	3,235,391	3,314,043	2,970,093
Time deposits	2,222,958	2,217,467	1,337,805
Total deposits	8,501,439	8,808,039	7,463,241
Customer repurchase agreements	37,059	30,587	37,854
Borrowings	1,669,948	1,369,918	2,183,626
Operating lease liabilities	21,611	23,238	27,634
Reserve for unfunded commitments	6,045	5,590	6,704
Other liabilities	117,133	152,883	127,850
Total Liabilities	10,353,235	10,390,255	9,846,909
Shareholders' Equity
Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,185,732, 29,925,612, and 31,111,647, respectively	297	296	308
Additional paid-in capital	377,334	374,888	397,012
Retained earnings	1,047,550	1,061,456	1,025,552
Accumulated other comprehensive loss	(165,768)	(162,357)	(180,914)
Total Shareholders' Equity	1,259,413	1,274,283	1,241,958
Total Liabilities and Shareholders' Equity	$11,612,648	$11,664,538	$11,088,867

Loan Mix and Asset Quality
(Dollars in thousands)

	March 31,		December 31,		March 31,
	2024		2023		2023
	Amount	%	Amount	%	Amount	%
Loan Balances - Period End:
Commercial	$1,408,767	18%	$1,473,766	18%	$1,482,983	19%
PPP loans	467	—%	528	—%	709	—%
Income producing - commercial real estate	4,040,655	50%	4,094,614	51%	3,970,903	51%
Owner occupied - commercial real estate	1,185,582	15%	1,172,239	15%	1,095,699	14%
Real estate mortgage - residential	72,087	1%	73,396	1%	73,677	1%
Construction - commercial and residential	1,082,556	13%	969,766	12%	948,877	13%
Construction - C&I (owner occupied)	138,379	2%	132,021	2%	109,013	1%
Home equity	53,251	1%	51,964	1%	53,829	1%
Other consumer	958	—%	401	—%	1,986	—%
Total loans	$7,982,702	100%	$7,968,695	100%	$7,737,676	100%

	Three Months Ended or As Of
	March 31,	December 31,	March 31,
	2024	2023	2023
Asset Quality:
Net charge-offs	$21,430	$11,936	$975
Nonperforming loans	$91,491	$65,524	$6,757
Other real estate owned	$773	$1,108	$1,962
Nonperforming assets	$92,264	$66,632	$8,719
Special mention	$265,348	$207,059	$76,032
Substandard	$361,776	$335,815	$87,950

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2024			December 31, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest-bearing deposits with other banks and other short-term investments	$1,841,771	$24,862	5.43%	$1,340,972	$18,230	5.39%
Loans (1) (2)	7,988,941	137,994	6.95%	7,963,074	135,964	6.77%
Investment securities available-for-sale (2)	1,516,503	7,247	1.92%	1,498,132	7,611	2.02%
Investment securities held-to-maturity (2)	1,011,231	5,433	2.16%	1,027,230	5,531	2.14%
Federal funds sold	7,051	66	3.76%	8,314	85	4.06%
Total interest earning assets	12,365,497	$175,602	5.71%	11,837,722	$167,421	5.61%
Total noninterest earning assets	508,987			530,364
Less: allowance for credit losses	(90,014)			(84,783)
Total noninterest earning assets	418,973			445,581
TOTAL ASSETS	$12,784,470			$12,283,303

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest-bearing transaction	$1,833,493	$16,830	3.69%	$1,843,617	$16,607	3.57%
Savings and money market	3,423,388	35,930	4.22%	3,297,581	35,384	4.26%
Time deposits	2,187,320	26,623	4.90%	2,164,038	26,248	4.81%
Total interest bearing deposits	7,444,201	79,383	4.29%	7,305,236	78,239	4.25%
Customer repurchase agreements	36,084	315	3.51%	31,290	272	3.45%
Borrowings	1,796,863	21,206	4.75%	1,370,627	15,918	4.61%
Total interest bearing liabilities	9,277,148	$100,904	4.37%	8,707,153	$94,429	4.30%
Noninterest bearing liabilities:
Noninterest bearing demand	2,057,460			2,166,133
Other liabilities	160,206			171,254
Total noninterest bearing liabilities	2,217,666			2,337,387
Shareholders' equity	1,289,656			1,238,763
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,784,470			$12,283,303
Net interest income		$74,698			$72,992
Net interest spread			1.34%			1.31%
Net interest margin			2.43%			2.45%
Cost of funds			3.58%			3.45%
(1)Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $5.1 million and $4.7 million for the three months ended March 31, 2024 and December 31, 2023, respectively.
(2)Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2024			2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$1,841,771	$24,862	5.43%	$526,506	$5,774	4.45%
Loans held for sale (1)	—	—	—%	4,093	60	5.95%
Loans (1) (2)	7,988,941	137,994	6.95%	7,712,023	120,790	6.35%
Investment securities available-for-sale (2)	1,516,503	7,247	1.92%	1,660,258	7,811	1.91%
Investment securities held-to-maturity (2)	1,011,231	5,433	2.16%	1,087,047	5,734	2.14%
Federal funds sold	7,051	66	3.76%	14,890	78	2.12%
Total interest earning assets	12,365,497	$175,602	5.71%	11,004,817	$140,247	5.17%
Total noninterest earning assets	508,987			495,889
Less: allowance for credit losses	(90,014)			(74,650)
Total noninterest earning assets	418,973			421,239
TOTAL ASSETS	$12,784,470			$11,426,056

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$1,833,493	$16,830	3.69%	$1,065,421	$6,107	2.32%
Savings and money market	3,423,388	35,930	4.22%	3,326,807	33,274	4.06%
Time deposits	2,187,320	26,623	4.90%	1,078,227	9,573	3.60%
Total interest bearing deposits	7,444,201	79,383	4.29%	5,470,455	48,954	3.63%
Customer repurchase agreements	36,084	315	3.51%	38,257	302	3.20%
Borrowings	1,796,863	21,206	4.75%	1,321,206	15,967	4.90%
Total interest bearing liabilities	9,277,148	$100,904	4.37%	6,829,918	$65,223	3.87%
Noninterest bearing liabilities:
Noninterest bearing demand	2,057,460			3,263,670
Other liabilities	160,206			91,490
Total noninterest bearing liabilities	2,217,666			3,355,160
Shareholders' equity	1,289,656			1,240,978
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,784,470			$11,426,056
Net interest income		$74,698			$75,024
Net interest spread			1.34%			1.30%
Net interest margin			2.43%			2.77%
Cost of funds(3)			3.58%			2.62%
(1)Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $5.1 million and $3.7 million for the three months ended March 31, 2024 and 2023, respectively.
(2)Interest and fees on loans and investments exclude tax equivalent adjustments.
(3)Beginning in the second quarter of 2023, the Company revised its cost of funds methodology to use a daily average calculation where interest expense on interest bearing liabilities is divided by average interest bearing liabilities and average noninterest bearing deposits. Previously, the Company calculated the cost of funds as the difference between yield on earning assets and net interest margin. Prior period has been conformed to the current presentation.

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
Income Statements:	2024	2023	2023	2023	2023	2022	2022	2022
Total interest income	$175,602	$167,421	$161,149	$156,510	$140,247	$129,130	$111,527	$95,635
Total interest expense	100,904	94,429	90,430	84,699	65,223	43,530	27,630	12,717
Net interest income	74,698	72,992	70,719	71,811	75,024	85,600	83,897	82,918
Provision for (reversal of) credit losses	35,175	14,490	5,644	5,238	6,164	(464)	3,022	495
Provision for (reversal of) credit losses for unfunded commitments	456	(594)	(839)	318	848	161	774	553
Net interest income after provision for (reversal of) credit losses	39,067	59,096	65,914	66,255	68,012	85,903	80,101	81,870
Noninterest income before investment gain (loss)	3,585	2,891	6,342	8,593	3,721	5,326	5,304	5,715
Net gain (loss) on sale of investment securities	4	3	5	2	(21)	3	4	(151)
Total noninterest income	3,589	2,894	6,347	8,595	3,700	5,329	5,308	5,564
Salaries and employee benefits	21,726	18,416	21,549	21,957	24,174	23,691	21,538	21,805
Premises and equipment expenses	3,059	2,967	3,095	3,227	3,317	3,292	3,275	3,523
Marketing and advertising	859	1,071	768	884	636	1,290	1,181	1,186
Other expenses	14,353	14,644	12,221	11,910	12,457	10,645	10,212	32,448
Total noninterest expense	39,997	37,098	37,633	37,978	40,584	38,918	36,206	58,962
Income before income tax expense	2,659	24,892	34,628	36,872	31,128	52,314	49,203	28,472
Income tax expense	2,997	4,667	7,245	8,180	6,894	10,121	11,906	12,776
Net (loss) income	$(338)	$20,225	$27,383	$28,692	$24,234	$42,193	$37,297	$15,696
Per Share Data:
(Loss) earnings per weighted average common share, basic	$(0.01)	$0.68	$0.91	$0.94	$0.78	$1.32	$1.16	$0.49
(Loss) earnings per weighted average common share, diluted	$(0.01)	$0.67	$0.91	$0.94	$0.78	$1.32	$1.16	$0.49
Weighted average common shares outstanding, basic	30,068,173	29,925,557	29,910,218	30,454,766	31,109,267	31,819,631	32,084,464	32,080,657
Weighted average common shares outstanding, diluted	30,068,173	29,966,962	29,944,692	30,505,468	31,180,346	31,898,619	32,155,678	32,142,427
Actual shares outstanding at period end	30,185,732	29,925,612	29,917,982	29,912,082	31,111,647	31,346,903	32,082,321	32,081,241
Book value per common share at period end	$41.72	$42.58	$40.64	$40.78	$39.92	$39.18	$38.02	$39.05
Tangible book value per common share at period end (1)	$38.26	$39.08	$37.12	$37.29	$36.57	$35.86	$34.77	$35.80
Dividend per common share	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45
Performance Ratios (annualized):
Return on average assets	(0.01)%	0.65%	0.91%	0.96%	0.86%	1.49%	1.29%	0.54%
Return on average common equity	(0.11)%	6.48%	8.80%	9.24%	7.92%	13.57%	11.64%	4.91%
Return on average tangible common equity (1)	(0.11)%	7.08%	9.61%	10.08%	8.65%	14.82%	12.67%	5.35%
Net interest margin	2.43%	2.45%	2.43%	2.49%	2.77%	3.14%	3.02%	2.94%
Efficiency ratio (2)	51.1%	48.9%	48.8%	47.2%	51.6%	42.8%	40.6%	66.6%
Other Ratios:
Allowance for credit losses to total loans (3)	1.25%	1.08%	1.05%	1.00%	1.01%	0.97%	1.04%	1.02%
Allowance for credit losses to total nonperforming loans	109%	131%	119%	268%	1,160%	1,151%	997%	386%
Nonperforming assets to total assets	0.79%	0.57%	0.64%	0.28%	0.08%	0.08%	0.09%	0.19%
Net charge-offs (recoveries) (annualized) to average total loans (3)	1.07%	0.60%	0.02%	0.29%	0.05%	0.05%	—%	(0.04)%
Tier 1 capital (to average assets)	10.26%	10.73%	10.96%	10.84%	11.42%	11.63%	11.55%	10.68%
Total capital (to risk weighted assets)	14.87%	14.79%	14.54%	14.51%	14.74%	14.94%	15.60%	15.14%
Common equity tier 1 capital (to risk weighted assets)	13.80%	13.90%	13.68%	13.55%	13.75%	14.03%	14.64%	14.06%
Tangible common equity ratio (1)	10.03%	10.12%	10.04%	10.21%	10.36%	10.18%	10.52%	10.60%
Average Balances (in thousands):
Total assets	$12,784,470	$12,283,303	$11,942,905	$11,960,111	$11,426,056	$11,255,956	$11,431,110	$11,701,679
Total earning assets	$12,365,497	$11,837,722	$11,532,186	$11,546,050	$11,004,817	$10,829,703	$11,030,670	$11,300,267
Total loans (3)	$7,988,941	$7,963,074	$7,795,144	$7,790,555	$7,712,023	$7,379,198	$7,282,589	$7,104,727
Total deposits	$9,501,661	$9,471,369	$8,946,641	$8,514,938	$8,734,125	$9,524,139	$9,907,497	$10,184,886
Total borrowings	$1,832,947	$1,401,917	$1,646,179	$2,102,507	$1,359,463	$411,060	$158,001	$152,583
Total shareholders' equity	$1,289,656	$1,238,763	$1,235,162	$1,245,647	$1,240,978	$1,233,705	$1,271,753	$1,281,742
(1)A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2)Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3)Excludes loans held for sale.

GAAP Reconciliation to Non-GAAP Financial Measures (unaudited)
(dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2024	2023	2023
Tangible common equity
Common shareholders' equity	$1,259,413	$1,274,283	$1,241,958
Less: Intangible assets	(104,611)	(104,925)	(104,226)
Tangible common equity	$1,154,802	$1,169,358	$1,137,732

Tangible common equity ratio
Total assets	$11,612,648	$11,664,538	$11,088,867
Less: Intangible assets	(104,611)	(104,925)	(104,226)
Tangible assets	$11,508,037	$11,559,613	$10,984,641

Tangible common equity ratio	10.03%	10.12%	10.36%

Per share calculations
Book value per common share	$41.72	$42.58	$39.92
Less: Intangible book value per common share	(3.46)	(3.50)	(3.35)
Tangible book value per common share	$38.26	$39.08	$36.57

Shares outstanding at period end	30,185,732	29,925,612	31,111,647

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Average tangible common equity
Average common shareholders' equity	$1,289,656	$1,238,763	$1,240,978
Less: Average intangible assets	(104,718)	(105,032)	(104,231)
Average tangible common equity	$1,184,938	$1,133,731	$1,136,747

Return on average tangible common equity
Net (loss) income	$(338)	$20,225	$24,234
Return on average tangible common equity	(0.11)%	7.08%	8.65%

Efficiency ratio
Net interest income	$74,698	$72,992	$75,024
Noninterest income	3,589	2,894	3,700
Operating revenue	$78,287	$75,886	$78,724
Noninterest expense	$39,997	$37,098	$40,584
Efficiency ratio	51.09%	48.89%	51.55%

Pre-provision net revenue
Net interest income	$74,698	$72,992	$75,024
Noninterest income	3,589	2,894	3,700
Less: Noninterest expense	(39,997)	(37,098)	(40,584)
Pre-provision net revenue	$38,290	$38,788	$38,140

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, and the annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.
The efficiency ratio is a non-GAAP measure calculated by dividing GAAP noninterest expense by the sum of GAAP net interest income and GAAP noninterest income. The efficiency ratio measures a bank's overhead as a percentage of its revenue. The Company believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities.
Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans.